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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITOR'S CONSENT


     We consent to the incorporation by reference in this Amendment No. 3 to Registration Statement No. 333-15445 of The FINOVA Group Inc. and FINOVA Finance Trust on Form S-3 of our report dated February 16, 1996, appearing in the Annual Report on Form 10-K of The FINOVA Group Inc. and subsidiaries for the year ended December 31, 1995 and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.


DELOITTE & TOUCHE LLP


Phoenix, Arizona
December 3, 1996